EXHIBIT 13.1

CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report of Sonic Technology Solutions Inc. (the “Company”) on Form 20-F for the fiscal year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam Sumel, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 29, 2007
By: /s/	“Adam Sumel”
Adam Sumel
Chief Executive Officer